Timothy B. Goodell


HESS MIDSTREAM LP

AUTHORIZATION FORM




Securities and Exchange Commission


Gentlemen:

Authorization is hereby given for each of Barry Schachter and Jessica Cauley to sign for and on behalf of the undersigned applications for EDGAR filing codes, statements on Form 3 Initial Statement of Beneficial Ownership of Securities, Form 4 Statement of Changes in Beneficial Ownership of Securities and Form 5 Annual Statement of Beneficial Ownership of Securities to be filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

This authorization shall continue in effect until revoked in writing.




12/16/2019                                      /s/Timothy B. Goodell
Date			 		        Signature